Exhibit (17)(a)(i)


|X| PLEASE MARK VOTES AS IN
    THIS EXAMPLE



                                                                       For     Against     Abstain
                                                                       |_|      |_|         |_|
                        1)  To consider and vote upon a proposal to
   THE GABELLI              distribute to Equity Trust  shareholders
   EQUITY TRUST INC.        of approximately $75 million of the
                            Equity Trust's net assets in the
       HOLDERS              form of shares of The Gabelli Utility Fund
         OF                 a newly organized closed-end, registered
     COMMON STOCK           investment company; and


                                                                       For     Withhold    For All
                                                                       All     Authority    Except
                                                                      |_|       |_|          |_|


                        2)  To elect three (3) Directors of the
                            Equity Trust: Bill Callaghan,
                            Frank J. Fahrenkopf, Jr.,
                            Salvatore J. Zizza; and

                        Note: If you do not wish your shares voted
                        "For" a a particular nominee(s), mark the "For All Except" box and strike a line through the name(s) of the nominee(s).
                        Your shares will be voted for the
                        remaining nominee(s)

                                                                    For        Against     Abstain
                                                                     |_|        |_|         |_|

                        3)  To ratify the selection of
                            PricewaterhouseCoopers LLP
                            as the independent accountants
                            of the Equity Trust for the
                            year ending December 31, 1999; and

                        4)  To consider and vote upon such
                            other matters as may come before
                            said meeting or any adjournment
                            thereof.


Please be sure to sign and date this Proxy.     Date
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Shareholder sign here                     Co-owner sign here
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                                                                  Mark box at right if comments    |_|
                                                                  or address changes have been noted
                                                                  on the reverse side of this card.




DETACH CARD

                       THE GABELLI EQUITY TRUST INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. The enclosed proxy materials discuss the proposed transaction in detail.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 17, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The Gabelli Equity Trust Inc.



                       The Gabelli Equity Trust Inc.
             This proxy is solicited on behalf of the Directors

The undersigned hereby appoints Mario J. Gabelli, Bruce N. Alpert and James
E. McKee, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Gabelli Equity Trust Inc. (the "Equity Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Equity Trust to be held On May 17, 1999 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement/Prospectus and hereby instructs said attorneys and proxies to vote said shares as indicated herein, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

A majority of the proxies present, and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposed transaction. Please refer to the Proxy
Statement/Prospectus for a discussion of the proposed transaction.


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PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Equity Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

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HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

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